Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Ira Lamel/Mary Anthes

The Hain Celestial Group, Inc.

631-730-2200

HAIN CELESTIAL REPORTS SALES AND EARNINGS RECORDS

IN ITS SECOND QUARTER FISCAL YEAR 2012 RESULTS

Record Net Sales of $385.6 Million

A 32% Increase

Record GAAP Diluted EPS Increases 19%

Adjusted Diluted EPS Increases 33%

Operating Free Cash Flow of $72.3 Million

In the 12 Months Ended December 31, 2011

Melville, NY, February 1, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported record results in the second quarter ended December 31, 2011 as net sales, net income and earnings per diluted share reached the highest levels in the Company’s history.

Performance Highlights

  Record net sales, up 32.1% over the comparable period in fiscal year 2011
  Record GAAP net income, up 23.2%; adjusted net income, up 34.5%
  GAAP operating income increased 17.6%, adjusted operating income increased 30.9%
  Record Diluted GAAP EPS of $0.44; diluted adjusted EPS of $0.52
  Adjusted EBITDA increased 29.4% to $49.8 million compared to $38.5 million in the prior year second quarter.
  Operating free cash flow improved by 21.3%, reaching $72.3 million for the 12 months ended December 31, 2011 compared to $59.6 million in the 12 months ended December 31, 2010.

“At a time when many consumer packaged goods companies are experiencing one to two percent consumption growth in the grocery channel, we are achieving consumption growth at more than three times that rate. In the United States, we continue to drive sales growth in our core distribution channels. We are pleased and delighted to see that consumers continue to be attracted to our more healthful food and personal care products,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Based on our experience during the last few months, we are even more excited today about working with the Daniels Group management team, and we can see the high potential they have to contribute to the future overall growth of Hain Celestial.”

Net sales in the second quarter of fiscal year 2012 increased 32.1% to a record of $385.6 million as compared to net sales of $291.9 million in the second quarter of fiscal year 2011. The Company’s growth was driven by increased consumption in core categories with strong contributions from its Earth’s Best®, Celestial Seasonings®, MaraNatha®, Garden of Eatin’®, Sensible Portions®, The Greek Gods®, Imagine®, Linda McCartney® and JASON® brands and expanded distribution principally in the grocery and mass channels. The acquisitions of the Daniels Group and Europe’s Best® brand, which were completed in October, also contributed to the Company’s growth.

The Company earned a record $20.0 million of net income as compared to $16.3 million in the second quarter of the prior year and reported earnings per diluted share of $0.44 as compared to $0.37 in the second quarter of the prior year. Adjusted earnings per diluted share were $0.52 on adjusted net income of $23.5 million in the fiscal 2012 second quarter as compared to $0.39 per share on adjusted net income of $17.5 million in the prior year second quarter. Adjusted net income and adjusted earnings per diluted share improved 34.5% and 33.3%, respectively, over the prior year second quarter. Adjusted net income and adjusted earnings per diluted share for these periods exclude acquisition-related fees, expenses and integration costs of $5.5 million before taxes, or $0.08 per diluted share.

As expected with the acquisition of the Daniels Group, changes in the Company’s gross profit and selling, general and administrative expenses as percentages of net sales resulted in virtually no change to operating margin. Input cost inflation amounted to 6.1% in the second quarter this year measured against the second quarter of the prior year.

Fiscal Year 2012 Company Estimates

The Company reconfirmed its annual guidance for fiscal year 2012:

  Total net sales of $1.455 billion to $1.480 billion
  Earnings of $1.63 to $1.73 per diluted share

Guidance is provided on a non-GAAP basis and therefore excludes acquisition and integration expenses that may be incurred, which the Company will identify when it reports its financial results. Historically, the Company’s sales and earnings have been strongest in its second and third quarters.

Webcast

Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its second quarter fiscal year 2012 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Consolidated Statements of Income with Adjustments” for the three months and six months ended December 31, 2011 and 2010 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses and integration costs.   The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-, six- and twelve-month periods ended December 31, 2011 and 2010, EBITDA and adjusted EBITDA were calculated as follows:

	Three months ended 12/31/11	Three months ended 12/ 31/10	Six months ended 12/31/11	Six months ended 12/31/10	Twelve months ended 12/31/11	Twelve months ended 12/ 31/10
Net income	$20,038	$16,267	$31,728	$25,362	$61,348	$34,709
Income taxes	11,028	10,361	18,745	17,525	38,528	34,455
Interest expense, net	4,019	3,396	6,918	6,797	13,411	11,384
Depreciation and amortization	8,278	5,770	14,592	11,713	27,003	12,126
Equity in earnings of non-consolidated affiliates	(751)	(443)	(819)	(616)	1,945	(9)
Stock based compensation	1,969	2,161	3,763	3,911	8,883	7,611

EBITDA	44,581	37,512	74,927	64,692	151,118	109,276

Acquisition related fees and expenses	5,206	962	6,952	2,800	5,149	7,724

Adjusted EBITDA	$49,787	$38,474	$81,879	$67,492	$156,267	$117,000

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the 12-month periods ended December 31, 2011 and 2010, operating free cash flow was calculated as follows:

	Twelve months ended 12/31/2011	Twelve months ended 12/31/2010
Cash flow provided by operating activities	$85,921	$70,866
Purchases of property, plant and equipment	(13,578)	(11,295)
Operating free cash flow	$72,343	$59,571

Safe Harbor Statement

This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share in fiscal year 2012, (ii) consumer demand for the Company’s products, (iii) the Company’s ability to continue to achieve consumption growth in the grocery channel and sales growth in its core distribution channels and (iv) the contribution of the Daniels Group management team to the future overall growth of the Company. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2012 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2012 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2011. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc.

The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Daily Bread™, Lima®, Danival®, GG UniqueFiber®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Earth’s Best TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

THE HAIN CELESTIAL GROUP, INC. Consolidated Balance Sheets (In thousands)

	December 31,	June 30,
	2011	2011
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$23,928	$27,517
Trade receivables, net	200,973	143,348
Inventories	189,514	171,098
Deferred income taxes	13,952	13,993
Other current assets	20,168	15,110
Total current assets	448,535	371,066

Property, plant and equipment, net	171,944	110,423
Goodwill, net	683,447	568,374
Trademarks and other intangible assets, net	288,013	220,429
Investments and joint ventures	42,426	50,557
Other assets	14,070	12,655
Total assets	$1,648,435	$1,333,504

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$210,254	$167,078
Income taxes payable	1,980	2,974
Current portion of long-term debt	424	633
Total current liabilities	212,658	170,685

Deferred income taxes	73,654	52,915
Other noncurrent liabilities	16,066	13,661
Long-term debt, less current portion	450,409	229,540
Total liabilities	752,787	466,801

Stockholders' equity:
Common stock	455	451
Additional paid-in capital	596,687	582,972
Retained earnings	327,614	295,886
Treasury stock	(21,123)	(19,750)
Accumulated other comprehensive income	(7,985)	7,144
Total stockholders' equity	895,648	866,703

Total liabilities and stockholders' equity	$1,648,435	$1,333,504

THE HAIN CELESTIAL GROUP, INC. Consolidated Statements of Income (in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Net sales	$385,552	$291,878	$677,911	$549,839
Cost of sales	280,024	206,486	492,546	394,345
Gross profit	105,528	85,392	185,365	155,494

Selling, general and administrative expenses	65,384	55,004	120,615	105,150
Acquisition related expenses including integration and restructuring charges	5,206	676	6,952	2,089

Operating income	34,938	29,712	57,798	48,255

Interest expense and other expenses	4,623	3,527	8,144	5,984
Income before income taxes and equity in earnings of equity-method investees	30,315	26,185	49,654	42,271
Income tax provision	11,028	10,361	18,745	17,525
After-tax (income) loss of equity-method investees	(751)	(443)	(819)	(616)

Net income	$20,038	$16,267	$31,728	$25,362

Basic net income per share	$0.45	$0.38	$0.72	$0.59

Diluted net income per share	$0.44	$0.37	$0.70	$0.57

Weighted average common shares outstanding:
Basic	44,158	42,929	44,044	42,876
Diluted	45,652	44,334	45,504	44,126

THE HAIN CELESTIAL GROUP, INC. Consolidated Statements of Income With Adjustments Reconciliation of GAAP Results to Non-GAAP Presentation (in thousands, except per share amounts)

	Three Months Ended December 31,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted
	(Unaudited)
Net sales	$385,552	—	$385,552	$291,878
Cost of Sales	280,024	—	280,024	206,200
Gross profit	105,528	—	105,528	85,678

Selling, general and administrative expenses	65,384	—	65,384	55,004
Acquisition related expenses including integration and restructuring charges	5,206	(5,206)	—	—

Operating income	34,938	5,206	40,144	30,674

Interest and other expenses, net	4,623	(331)	4,292	3,044
Income before income taxes and equity in earnings of equity-method investees	30,315	5,537	35,852	27,630
Income tax provision	11,028	1,952	12,980	10,820
After-tax (income) loss of equity-method investees	(751)	77	(674)	(695)
Net income	$20,038	$3,508	$23,546	$17,505

Basic net income per share	$0.45	$0.08	$0.53	$0.41

Diluted net income per share	$0.44	$0.08	$0.52	$0.39

Weighted average common shares outstanding:
Basic	44,158		44,158	42,929
Diluted	45,652		45,652	44,334

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	—	—	$286	$69

Cost of sales	—	—	286	69

Acquisition related fees and expenses and restructuring charges	$5,206	$1,878	676	220

Acquisition related expenses and restructuring charges	5,206	1,878	676	220

Accretion on acquisition related contingent consideration	331	74	483	170

Interest and other expenses, net	331	74	483	170

Net (income) loss from HPP discontinued operation	(77)	—	252	—

After-tax (income) loss of equity-method investees	(77)	—	252	—

Total adjustments	$5,460	$1,952	$1,697	$459

THE HAIN CELESTIAL GROUP, INC. Consolidated Statements of Income With Adjustments Reconciliation of GAAP Results to Non-GAAP Presentation (in thousands, except per share amounts)

	Six Months Ended December 31,
	2011 GAAP	Adjustments	2011 Adjusted	2010 Adjusted
	(Unaudited)
Net sales	$677,911	—	$677,911	$549,839
Cost of Sales	492,546	—	492,546	393,634
Gross profit	185,365	—	185,365	156,205

Selling, general and administrative expenses	120,615	—	120,615	105,150
Acquisition related expenses including integration and restructuring charges	6,952	(6,952)	—	—

Operating income	57,798	6,952	64,750	51,055

Interest and other expenses, net	8,144	(460)	7,684	5,079
Income before income taxes and equity in earnings of equity-method investees	49,654	7,412	57,066	45,976
Income tax provision	18,745	2,567	21,312	18,544
After-tax (income) loss of equity-method investees	(819)	77	(742)	(868)
Net income	$31,728	$4,768	$36,496	$28,300

Basic net income per share	$0.72	$0.11	$0.83	$0.66

Diluted net income per share	$0.70	$0.10	$0.80	$0.64

Weighted average common shares outstanding:
Basic	44,044		44,044	42,876
Diluted	45,504		45,504	44,126

	FY 2012		FY 2011
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)

Acquisition related integration costs	—	—	$711	$69

Cost of sales	—	—	711	69

Acquisition related fees and expenses and restructuring charges	$6,052	$2,114	2,089	631

Contingent consideration expense	900	338	—	—

Acquisition related expenses and restructuring charges	6,952	2,452	2,089	631

Accretion on acquisition related contingent consideration	460	115	905	319

Interest and other expenses, net	460	115	905	319

Net (income) loss from HPP discontinued operation	(77)	—	252	—

After-tax (income) loss of equity-method investees	(77)	—	252	—

Total adjustments	$7,335	$2,567	$3,957	$1,019